UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2005

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2005, NNN 2003 Value Fund, LLC (the "Company"), through its wholly owned subsidiary, NNN Woodside Corporate Park, LLC, a Delaware limited liability company, purchased five office buildings at Woodside Corporate Park ("Woodside") located in Beaverton, Oregon from an unaffiliated third party. The purchase price for Woodside was $22,862,000. The purchase price included a sales commission payable to Triple Net Properties Realty, Inc. ("Realty"), an affiliate of Triple Net Properties, LLC, the Company’s manager, of $578,500, or 2.5% of the purchase price, of which 75% will be passed through to our manager pursuant to an agreement between Realty and our manager. The purchase was financed with a $19,700,000 loan from Wrightwood Capital with a floating interest rate of 3.35% over 30-day LIBOR. The loan includes a $3,650,000 holdback for tenant improvement and leasing commission costs associated with leasing up the property’s vacant space. The loan is due in three years and requires interest only payments.

The Woodside property totals 193,000 square feet of gross leaseable area situated on 15.7 acres in the Sunset Corridor office submarket of Beaverton, Washington County, Oregon and is part of the thirteen building Woodside Corporate Park master-planned office and flex campus. The property is 59% leased, with Veritas Software, Diebold and Bright Horizons as major tenants. No leases expire in the next 12 months.

The Company does not anticipate making any significant repairs or improvements to Woodside over the next few years. A Phase I environmental assessment completed in connection with the purchase of Woodside found no hazardous conditions. For federal income tax purposes, the depreciable basis for the property is $19,400,000.

The Company has retained Realty to manage Woodside for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees, and property tax reduction fees.

Item 9.01 Financial Statements and Exhibits.

(b) Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(c) Exhibits

10.01 Purchase and Sale Agreement and Escrow Instructions dated as of July 1, 2005 by and between PS Business Parks, L.P. and Triple Net Properties, LLC.

10.02 First Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of September 12, 2005 by and between PS Business Parks, L.P. and Triple Net Properties, LLC.

10.03 Second Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of September, 2005 by and between PS Business Parks, L.P. and Triple Net Properties, LLC.

10.04 Addendum To and Assignment Of Real Estate Purchase Contract and Receipt for Deposit Phase I dated as of September 26, 2005 by and between PS Business Parks, L.P. and Triple Net Properties, LLC.

10.05 Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of September 29, 2005 by and between PS Business Parks, L.P. and Triple Net Properties, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

October 7, 2005	By:	/s/ RICHARD T. HUTTON, JR.

Name: RICHARD T. HUTTON, JR.
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.01	Purchase and Sale Agreement and Escrow Instructions dated as of July 1, 2005 by and between PS Business Parks, L.P. and Triple Net Properties, LLC.
10.02	First Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of September 12, 2005 by and between PS Business Parks, L.P. and Triple Net Properties, LLC.
10.03	Second Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of September, 2005 by and between PS Business Parks, L.P. and Triple Net Properties, LLC.
10.04	Addendum To and Assignment Of Real Estate Purchase contract and Receipt for Deposit Phase I dated as of September 26, 2005 by and between PS Business Parks, L.P. and Triple Net Properties, LLC.
10.05	Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of September 29, 2005 by and between PS Business Parks, L.P. and Triple Net Properties, LLC.